Exhibit 99.1

Molex Signs Distribution and Technology Agreement
with Electronic Systems Technology Inc.

Agreement allows Molex to sell EST products and integrate
EST technology into Molex solutions

LISLE, IL / Kennewick, WA – August 17, 2017 – Molex and Electronic Systems Technology Inc. (EST) dba ESTeem Wireless Modems, manufacturer of the ESTeem™ product line of narrow-band licensed, Ethernet-licensed and unlicensed wireless modems, have signed a Master Goods Agreement that allows Molex to sell EST’s full product line as well as integrate ESTeem technology into Molex products. This distribution agreement expands the Molex wireless communications offering and gives customers access to a broader range of solutions.

“This agreement with EST allows Molex to offer the complete spectrum of industrial wireless communications hardware, giving customers access to best-of-breed products while simplifying their supply base all through one provider,” said Chuck Clark, partner programs and channel manager, Molex. “EST has been the industry leader in the wireless modem market for more than 30 years, and our customers will benefit from EST’s diligent efforts to continually enhance its products.”

ESTeem Wireless Modems provide proven and reliable wireless solutions for the industrial control, public safety and federal markets. In addition to its high-speed wireless Ethernet modems, ESTeem also produces licensed, narrow-band radios in the VHF and UHF communication bands with both Ethernet and serial interfaces for applications not served by conventional communications systems.

“We are very excited about the additional market access that this agreement with Molex will open up for our products,” said Mike Eller, president, ESTeem Wireless Modems. “Through this reselling arrangement, Molex will be able to expose our wireless modem technology to a broader range of customers and help them meet a more complex set of challenges.”

For more information about Molex product offerings, please visit www.molex.com.

About Molex:

Molex brings together innovation and technology to deliver electronic solutions to customers worldwide. With a presence in more than 40 countries, Molex offers a full suite of solutions and services for many markets, including data communications, consumer electronics, medical, industrial, automotive, and commercial vehicle. For more information, please visit www.molex.com.

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Molex is a registered trademark of Molex, LLC in the United States of America and may be registered in other countries; all other trademarks listed herein belong to their respective owners.

About Electronic Systems Technology, Inc.

For over 30 years, Electronic Systems Technology, Inc. has specialized in the development and manufacturing of digital data (non-voice) radio transceivers for use in industrial wireless networking applications. With reliance on wireless communication in the modern world, the global modernization of industrial control systems now require the benefits gained by use of wireless technology. EST designs and produces these specialized, hardened products to operate and survive in these difficult conditions.

EST designs, develops, manufactures and markets the ESTeem® line of industrial wireless products and accessories. EST’s products provide innovative communication solutions for applications not served or underutilized by conventional, commercial grade communication systems. EST’s products are part of the ESTeem® Industrial Wireless Solutions for commercial, industrial, and government arenas both domestically and internationally. EST’s products are marketed through direct sales, sales representatives, and resellers.

Forward-Looking Statements: Statements made which are not historical facts, such as anticipated production, exploration results, costs or sales performance are "forward-looking statements", and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. Refer to the Company's Periodic Filings for a more detailed discussion of factors that may impact expected future results. Electronic Systems Technology undertakes no obligation to publicly update or revise any forward-looking statements.

FOR EDITORIAL INFORMATION
Christa Carroll Senior Vice President
Outlook Marketing Services
630.408.9164
Christa@outlookmarketingsrv.com